UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒ Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Amplitude, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO THE STOCKHOLDERS
San Francisco, California
April 24, 2026
Dear Stockholder,
I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Amplitude, Inc. (the “Company” or “Amplitude”), which will be held online via live audio webcast at www.virtualshareholdermeeting.com/AMPL2026, on June 9, 2026 at 9:00 a.m. PT.
The attached Notice of 2026 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Your vote is important. Whether or not you attend the Annual Meeting online, I urge you to vote and submit your proxy via the internet, by phone or by mail as soon as possible. If you decide to attend the Annual Meeting online, you will be able to vote electronically at the Annual Meeting, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Spenser Skates
Chairperson of the Board, President & Chief Executive Officer

2026 Proxy Statement

AMPLITUDE, INC.
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time June 9, 2026 (Tuesday) 9:00 a.m. PT	Location Online at: www.virtualshareholdermeeting.com/AMPL2026	Who Can Vote Stockholders as of April 15, 2026 are eligible to vote.

Time	9:00 a.m. PT on Tuesday, June 9, 2026
Place
Virtually at www.virtualshareholdermeeting.com/AMPL2026. Please refer to the accompanying proxy statement for information on how to register and attend the virtual Annual Meeting. There is no physical location for the Annual Meeting.

Items of Business
1. To elect Pat Grady, Curtis Liu, and Catherine Wong as Class II Directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and
4. To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Voting
Whether or not you attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Please refer to the accompanying proxy statement for information on how to vote prior to the Annual Meeting. If you decide to attend the Annual Meeting online, you will be able to vote electronically using the control number on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials, even if you have previously submitted your proxy.

Who Can Vote
Only stockholders of record at the close of business on April 15, 2026 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for 10 days prior to the Annual Meeting at our executive offices. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/AMPL2026.

2026 Proxy Statement

2026 Proxy Statement

PROXY STATEMENT SUMMARY
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amplitude, Inc. (“we,” “us,” “our,” the “Company” or “Amplitude”) of proxies to be voted at our 2026 Annual Meeting of Stockholders to be held on Tuesday, June 9, 2026, at 9:00 a.m. PT (the “Annual Meeting”), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio-only webcast. There is no physical location for the Annual Meeting. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMPL2026 at the meeting date and time. Please refer to “What will I need in order to attend the Annual Meeting?” below for information on how to register and attend the Annual Meeting. The mailing address of our principal executive offices is Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103.
Holders of record of outstanding shares of Class A common stock, $0.00001 par value per share (“Class A common stock”), and Class B common stock, $0.00001 par value per share (“Class B common stock” and, together with the Class A common stock, “common stock”), as of the close of business on April 15, 2026 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. The holders of our Class A common stock and Class B common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to five votes on each proposal. Stockholders are not permitted to cumulate votes with respect to the election of directors. As of the Record Date, there were 103,777,440 shares of Class A common stock outstanding and 28,802,160 shares of Class B common stock outstanding.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2026
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), over the internet in lieu of mailing printed copies. We expect to begin mailing the Notice of Internet Availability to our stockholders of record as of the Record Date for the first time on or about April 24, 2026. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials and the 2025 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date.
This proxy statement and our 2025 Annual Report are available at www.proxyvote.com.

2026 Proxy Statement	1

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

Proposals	Board Vote Recommendations	For Further Details

To elect Pat Grady, Curtis Liu, and Catherine Wong as Class II Directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;
	“FOR” each director nominee	Page 9
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;	“FOR”	Page 14
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;	“FOR”	Page 18
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

The Board knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by phone or internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
(1)
FOR the election of each of Pat Grady, Curtis Liu, and Catherine Wong as Class II Directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;

(2)	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(3)	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

2026 Proxy Statement	2

Information About This Proxy Statement
Why you received this proxy statement. We have made this proxy statement and proxy card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any continuations, postponements, or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the phone, via the internet, or by mail.
This proxy statement, the Notice of Internet Availability, the notice and accompanying proxy card will be first made available for access on or about April 24, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Householding. We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please write to our Investor Relations department at:
Amplitude, Inc.
Attention: Investor Relations
201 3rd Street, Suite 200
San Francisco, California 94103
Phone: (650) 988-5131
or at investors.amplitude.com/shareholder-services/investor-contacts.
Alternatively, stockholders who received one set of materials due to householding may revoke their consent for future mailings at any time by mail or phone by contacting:
Broadridge Householding Department
51 Mercedes Way
Edgewood, NY 11717
Phone: (866) 540-7095
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

2026 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT
THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 15, 2026. Holders of either class of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 103,777,440 shares of our Class A common stock outstanding and 28,802,160 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to five votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
What is the difference between being a “Registered Holder” and holding shares in “street name” as a “Beneficial Holder”?
A “Registered Holder” is a stockholder of the Company that holds shares in such stockholder’s name as of the close of business on the Record Date. A “Beneficial Holder” is a stockholder of the Company that holds, as of the close of business on the Record Date, shares in “street name,” meaning the shares are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if I am a Beneficial Holder that holds my shares in “street name” through a bank or broker?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction form. As the Beneficial Holder, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
Alternatively, you may vote your shares by attending the Annual Meeting and voting during the Annual Meeting. Please see “What will I need in order to attend the Annual Meeting?” below for instructions on how to attend the Annual Meeting and vote your shares.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our common stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

2026 Proxy Statement	4

What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the internet, or by mail.
How can I vote my shares, and participate, at the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/AMPL2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the Registered Holder may be voted electronically during the Annual Meeting. Shares for which you are the Beneficial Holder but not the Registered Holder also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
To vote your shares without attending the Annual Meeting, please follow the instructions for internet or telephone voting on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the Registered Holder, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the Beneficial Holder but not the Registered Holder. This way your shares will be represented whether or not you are able to attend the Annual Meeting.
What will I need in order to attend the Annual Meeting?
You are entitled to attend the virtual Annual Meeting only if you were a Registered Holder as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMPL2026 and using your 16-digit control number to enter the meeting. If you are not a Registered Holder but hold shares as a Beneficial Holder in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.
How can I submit a question at the Annual Meeting?
If you want to submit a question during the Annual Meeting, log-in to www.virtualshareholdermeeting.com/AMPL2026, type your question in the “Ask a Question” field and click “Submit.” Appropriate questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practical after the Annual Meeting at investors.amplitude.com and will remain available for one week after posting.

2026 Proxy Statement	5

What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy, that designation also is called a “proxy” or, if in a written document, a “proxy card.” Spenser Skates and Andrew Casey have been designated as proxies for the Annual Meeting.
Can I change my vote after I submit my proxy?
Yes. If you are a Registered Holder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the internet or by phone;
•	by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting as described above.
If your shares are held in street name (i.e., if you are a Beneficial Holder), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting.
Who will count the votes? Is my vote confidential?
A representative of Broadridge Investor Communication Solutions will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all stockholder meeting proxies, ballots, and voting tabulations that identify individual stockholders. In addition, the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

2026 Proxy Statement	6

Why hold a virtual meeting instead of a physical meeting?
Our Board believes that holding a virtual Annual Meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. With this live audio-only webcast format, we believe we will provide you with substantially the same opportunities to participate as you would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets and smartphones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.
We encourage you to access the Annual Meeting 15 minutes prior to the start time. If you need further assistance accessing the Annual Meeting, technical support numbers will be posted on the Annual Meeting website.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes

Proposal 1: To elect Pat Grady, Curtis Liu, and Catherine Wong as Class II Directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified
	A plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect.

2026 Proxy Statement	7

What is a “vote withheld” and an “abstention,” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
What are “broker non-votes,” and do they count for determining a quorum?
Generally, “broker non-votes” occur when shares held by a broker in “street name” for a Beneficial Holder are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the Beneficial Holder and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a Beneficial Holder on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the Beneficial Holder of such shares, a broker is not entitled to vote shares held for a Beneficial Holder on “non-routine matters,” such as the election of directors (even if not contested) or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

2026 Proxy Statement	8

Proposal No. 1: Election of Directors
We currently have eight directors on our Board. At the Annual Meeting, three Class II Directors—Pat Grady, Curtis Liu, and Catherine Wong—are nominees to be elected to hold office until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2028 Annual Meeting of Stockholders; Class II, whose term will expire at the Annual Meeting; and Class III, whose current term expires at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Erica Schultz, Spenser Skates, and Tien Tzuo; the current Class II Directors are Pat Grady, Curtis Liu, and Catherine Wong; and the current Class III Directors are Ron Gill and James Whitehurst. Our Restated Certificate of Incorporation provides that each class will consist, as nearly as possible, of one-third of the total number of directors.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election of each of Messrs. Grady and Liu, and Ms. Wong as a Class II Director. In the event that any of Messrs. Grady and Liu and Ms. Wong should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Grady and Liu or Ms. Wong will be unable to serve if elected. Each of Messrs. Grady and Liu and Ms. Wong has consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than three at the Annual Meeting, the number of nominees named in this proxy statement.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

2026 Proxy Statement	9

RECOMMENDATION OF THE BOARD OF DIRECTORS The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.

Nominees For Class II Director (terms to expire at the 2029 Annual Meeting of Stockholders)
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Position with the Company
Pat Grady	43	Director
Curtis Liu	37	Chief Technology Officer, Director
Catherine Wong	50	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:

Pat Grady
Pat Grady has served as a member of our Board since November 2018. Mr. Grady is a Partner of Sequoia Capital, a technology-focused venture capital firm that he joined in March 2007. He also serves on the Boards of Directors of numerous privately-held technology companies, including Attentive Mobile, Inc., Cribl, Inc., Pilot.com, Inc., Watershed, Harvey, Day AI, Inc. and OpenEvidence Inc. He previously served on the Boards of Directors of Okta, Inc., a publicly-traded identity and access management company, from May 2014 to June 2023, and Embark Trucks Inc., a publicly-traded autonomous trucking company, from May 2018 to August 2023, and on the Boards of Directors of numerous privately-held technology companies, including MarkLogic Corporation, Prosper Marketplace, Inc., and Namely, Inc.. Mr. Grady received a B.S. in Economics from Boston College. We believe that Mr. Grady is qualified to serve on our Board due to his extensive experience in the venture capital industry and his knowledge of scaling technology companies.

Curtis Liu
Curtis Liu is our co-founder and has served as our Chief Technology Officer and as a member of our Board since 2011. Mr. Liu previously worked as a Software Engineer at Google LLC, a technology company, from August 2010 to August 2011. He received a B.S. in Electrical Engineering and Computer Science from MIT. While at MIT, he won MIT’s largest programming competition, Battlecode, in 2010. We believe that Mr. Liu is qualified to serve on our Board due to his perspective, experience and leadership as our Chief Technology Officer.

2026 Proxy Statement	10

Catherine Wong
Catherine Wong has served as a member of our Board since June 2021. Since March 2023, Ms. Wong has served as Chief Operating Officer and Chief Product Officer of Entrata, Inc., a property management software company. Prior to Entrata, Ms. Wong held various roles at Domo, Inc., a publicly-traded cloud-based business intelligence platform, serving as Chief Operating Officer and Executive Vice President, Engineering from November 2015 to January 2023, after serving as Chief Product Officer and Executive Vice President, Engineering from November 2015 to March 2022 and Senior Vice President, Engineering from September 2013 to November 2015. Ms. Wong continued to provide advisory services to Domo through March 2023. Prior to joining Domo, Ms. Wong was Vice President, Engineering at Adobe Inc., a software company, from August 2009 to August 2013, and previously held various roles at Omniture, Inc., an online marketing and web analytics company, prior to its acquisition by Adobe. She currently serves on the Boards of Directors of Human Interest, Inc., an employee benefit plan provider, and the Women Tech Council. Ms. Wong received a B.S. in Computer Science from Brigham Young University. We believe that Ms. Wong is qualified to serve on our Board due to her extensive experience as a senior engineering executive at enterprise technology companies and her deep knowledge of our industry.

Continuing Directors Not Standing for Election at the Annual Meeting
The current continuing members of the Board who are not standing for election at the Annual Meeting are discussed below.

Name	Age	Position with the Company	Class / Term Expires
Erica Schultz	52	Director	Class I / 2028
Spenser Skates	37	Chief Executive Officer, President and Director	Class I / 2028
Tien Tzuo	58	Director	Class I / 2028
Ron Gill	60	Director	Class III / 2027
James Whitehurst	58	Director	Class III / 2027

2026 Proxy Statement	11

The principal occupations and business experience, for at least the past five years, of each continuing director not standing for election at the Annual Meeting are as follows:

Erica Schultz
Erica Schultz has served as a member of our Board since December 2020. Since January 2019, Ms. Schultz has served as a Limited Partner and Fund Advisor at Operator Collective, a venture capital fund. From October 2019 to May 2025, Ms. Schultz served as President of Field Operations at Confluent, Inc., a publicly-traded data solutions provider. Prior to joining Confluent, Ms. Schultz held various leadership positions at New Relic, Inc., a cloud-based software company, from June 2014 to October 2019, most recently serving as Chief Revenue Officer. She previously served as Executive Vice President of Global Sales, Services and Field Operations at LivePerson, Inc., a digital engagement company, from May 2013 to March 2014, after serving as Executive Vice President of Global Sales from February 2012 to May 2013. From November 1995 to January 2012, Ms. Schultz served in various roles at Oracle Corporation, a computing infrastructure and software company. She received a B.A. in Spanish and Latin American Studies from Dartmouth College, where she served as a member of the Board of Trustees from June 2016 to June 2024. We believe that Ms. Schultz is qualified to serve on our Board due to her sales expertise and extensive management experience as a senior executive at enterprise technology companies.

Spenser Skates
Spenser Skates is our co-founder and has served as our Chief Executive Officer and as a member of our Board since 2011 and as our President since April 2026. Mr. Skates previously worked as an algorithmic trader at DRW Trading Group, a diversified trading firm, from July 2010 to March 2011. He received a B.S. in Biological Engineering from the Massachusetts Institute of Technology (“MIT”). While at MIT, he won MIT’s largest programming competition, Battlecode, in 2009 and 2010. We believe that Mr. Skates is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as our Chief Executive Officer and because of his extensive experience and knowledge of our industry.

Tien Tzuo
Tien Tzuo has served as a member of our Board since February 2025. Since November 2007, Mr. Tzuo has served as Chief Executive Officer of Zuora, Inc., a monetization platform. Prior to founding Zuora, Inc., Mr. Tzuo was Chief Strategy Officer at Salesforce, Inc., a provider of customer relationship management software, from 2005 to 2008, after serving as Chief Marketing Officer from 2003 to 2005. Since 2007, Mr. Tzuo has served on the Board of Directors of Zuora, Inc., which was publicly traded from April 2018 until it was acquired in February 2025. He previously served on the Board of Directors of Vonage Holdings Corp., a cloud communications provider, from July 2020 until its acquisition by Ericsson in July 2022. Mr. Tzuo holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Stanford University. We believe that Mr. Tzuo is qualified to serve on our Board due to his extensive operational and marketing expertise and his service as a board member of another technology company.

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Ron Gill
Ron Gill has served as a member of our Board since June 2019. Mr. Gill has served as Chief Financial Officer of Benchling, Inc. since June 2024. He served as an Operating Partner of Lead Edge Capital, a growth equity investment firm, from June 2018 to June 2024. From August 2007 to March 2017, Mr. Gill held multiple financial leadership positions at NetSuite, Inc., a cloud computing company, most recently serving as Chief Financial Officer from July 2010 to March 2017, including through NetSuite’s acquisition by Oracle in 2016. He previously held a variety of financial positions with several technology companies, including Hyperion Solutions, SAP SE, Dell Inc., and Sony Group Corporation. Mr. Gill has served on the Board of Directors of HubSpot, Inc., a publicly-traded customer relationship management software company, since June 2012. Mr. Gill received a B.A. in Finance and Economics from Baylor University and an M.I.B. in International Business from the University of South Carolina. We believe that Mr. Gill is qualified to serve on our Board due to his extensive experience as a senior executive at public technology companies and his deep financial expertise.

James Whitehurst
James Whitehurst has served as a member of our Board since September 2021. Mr. Whitehurst has served on the Board of Directors for Qualtrics since May 2024. He also served as the Co-Chief Executive Officer of Qualtrics from October 2025 to February 2026. Mr. Whitehurst has served as Managing Director of Silver Lake Partners, a technology investment firm, since May 2024, after previously serving as a Special Advisor from March 2021 to May 2024. He previously served as interim Chief Executive Officer and President of Unity Software Inc., a publicly-traded software development company, from October 2023 to May 2024, and as a Senior Advisor at International Business Machines Corporation (“IBM”), a global technology company, from July 2021 to May 2022, after serving as President from April 2020 to July 2021 and as Senior Vice President from July 2019 to April 2020. From January 2008 to April 2020, he served as Chief Executive Officer of Red Hat, Inc., an open source software company, including through Red Hat’s acquisition by IBM in July 2019. Prior to joining Red Hat, Mr. Whitehurst held various leadership positions at Delta Air Lines, Inc., a global airline operator, from January 2002 to August 2007, and Boston Consulting Group, a management consulting firm, from September 1989 to December 2001. Mr. Whitehurst has served on the Boards of Directors of United Airlines Holdings, Inc., a publicly-traded global airline operator, since March 2016, Unity Technologies since October 2023 and as Executive Chair since May 2024, Software AG, a software company traded on a foreign stock exchange, since January 2023, and Qualtrics, Inc., a provider of experience management software, since May 2024. Mr. Whitehurst previously served on the Boards of Directors of multiple publicly-traded companies, including Red Hat, from January 2008 to July 2019, SecureWorks Corp., a cybersecurity company, from April 2016 to April 2019, and DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from August 2009 to May 2016. Mr. Whitehurst received a B.A. in Computer Science and Economics from Rice University and an M.B.A. from Harvard Business School. We believe that Mr. Whitehurst is qualified to serve on our Board due to his extensive operational and management expertise and his experience as a public company chief executive officer and as a board member of publicly-traded technology companies.

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2025, and has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in, or any connection with, us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it determines whether to retain KPMG LLP. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise expressly stated in such filing.
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Audit Committee
Ron Gill (Chairperson)

Erica Schultz

Tien Tzuo

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Year Ended December 31,
Fee Category	2025	2024
Audit Fees	$2,285,346	$2,180,000
Audit-Related Fees	$—	$—
Tax Fees	$33,667	$104,475
All Other Fees	$—	$—
Total Fees	$2,319,013	$2,284,475

Audit Fees
Audit fees consist of fees billed for professional services performed by KPMG LLP for the audit of our annual financial statements, the review of quarterly financial statements, and related services that are normally provided in connection with registration statements. Audit fees for fiscal year 2025 include fees for professional services rendered in connection with our registration statement on Form S-8 and professional fees in connection with an audit of our fiscal year 2025 financial statements (including the fiscal year 2025 audit of the effectiveness of our internal control over financial reporting).
Audit fees for fiscal year 2024 include fees for professional services rendered in connection with our registration statement on Form S-8 and professional fees in connection with an audit of our fiscal year 2024 financial statements (including the fiscal year 2024 audit of the effectiveness of our internal control over financial reporting).
Audit-Related Fees
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
Tax fees consist of services for tax compliance, tax advice, and tax planning.
All Other Fees
All other fees consist of any services not included in the other three categories.

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Audit Committee Pre-Approval Policy and Procedures
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.
On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All fees for services performed for the fiscal year ended December 31, 2025 and 2024 were pre-approved by the Audit Committee.

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Proposal No. 3: Approve, on an Advisory (Non-Binding) Basis, the Compensation of Our Named Executive Officers
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interest of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies and practices implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or our Compensation Committee. Although non-binding, our Board of Directors and Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program. Unless our Board of Directors or our Compensation Committee modifies the determination that future votes on the compensation of our named executive officers shall be held annually, the next advisory vote will be held at our 2027 annual meeting of stockholders.

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Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Amplitude, Inc. approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the outcome of the vote. As noted above, the vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or our Compensation Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement.

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EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 15, 2026:

Name	Age	Position
Spenser Skates	37	Chief Executive Officer, President and Chairperson of the Board
Curtis Liu	37	Chief Technology Officer, Director
Nathaniel Crook	49	Chief Commercial Officer
Andrew Casey	56	Chief Financial Officer and Treasurer
The following biographical information is furnished with regard to our executive officers (except for Messrs. Liu and Skates, whose biographical information appears above under “Nominees for Class II Director” and “Continuing Directors Not Standing for Election at the Annual Meeting,” respectively):

Nathaniel Crook
Nathaniel Crook has served as our Chief Commercial Officer since February 2026. He previously served as our Chief Revenue Officer, from April 2023 to February 2026. Mr. Crook served as Chief Revenue Officer of Instabase, a software company, from August 2021 to April 2023. Prior to that, he held a series of senior leadership roles at Microsoft, a technology company, from April 2013 to July of 2021, including his last role as Global Vice President Sales, Strategic Accounts. Mr. Crook holds a B.S. in Physics and Mathematics from Muhlenberg College and a Graduate Diploma in Applied Information Technology from the Information Technology Institute.

Andrew Casey
Andrew Casey has served as our Chief Financial Officer since August 2024. He previously served as the Chief Financial Officer of Lacework, Inc., a private cloud security company, from November 2022 to July 2024. Prior to joining Lacework, Mr. Casey served as Chief Financial Officer of WalkMe Ltd., a publicly-traded software company, from March 2020 to September 2022, and Senior Vice President of Finance and Business Operations of ServiceNow, Inc., a publicly-traded software company, from June 2014 to March 2020. Mr. Casey also previously held a variety of financial positions with several technology companies, including Hewlett-Packard, NortonLifeLock Inc. (formerly Symantec), Oracle, and Sun Microsystems. Mr. Casey has served on the Board of Directors of the Boys & Girls Clubs of the Peninsula since July 2020. Mr. Casey holds a B.S. in Economics from the University of Redlands and an M.B.A. from the Drucker School of Management at Claremont Graduate University, and is a certified managerial accountant.

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CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics (the “Code of Conduct”), and charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance Documents” section of the investor relations section of our corporate website located at investors.amplitude.com, or by writing to our Secretary at our offices at 201 3rd Street, Suite 200, San Francisco, California 94103.
Board Composition
Our business and affairs are managed under the direction of our Board. Our Board currently consists of eight members: Spenser Skates, Curtis Liu, Ron Gill, Pat Grady, Erica Schultz, Tien Tzuo, James Whitehurst, and Catherine Wong. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders.
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Director Independence
Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. In making these determinations, our Board considered the current and prior relationships that each director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director and any employment, advisory, or academic relationship of our directors with other companies and institutions with which we do business. This includes, without limitation, Ms. Wong’s role as Chief Operating Officer and Chief Product Officer of Entrata, Inc., and Mr. Tzuo’s role as Chief Executive Officer of Zuora, Inc., and our ordinary course business transactions with Entrata and Zuora. Our Board considers these transactions and relationships as part of its overall analysis of the independence of our directors, and has affirmatively determined that each of our directors, other than Messrs. Liu and Skates, is an “independent director,” as defined under Nasdaq rules. Elisa Steele and Eric Vishria served as members of our Board during part of the fiscal year ended December 31, 2025. Our Board affirmatively determined that each of Ms. Steele and Mr. Vishria was an “independent director” as defined under Nasdaq rules. In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq rules, in the case of members of the Audit Committee and Compensation Committee, our Board made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by the SEC and Nasdaq.
There are no family relationships among any of our directors or executive officers.

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Director Candidates
The Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee and the Board may also take into account many factors, including: experience in corporate management, such as serving as an officer or former officer of a publicly-traded company; experience as a board member of other companies, including service on the Board of Directors of another publicly-traded company; professional and academic experience relevant to our industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; and any other relevant qualifications, attributes, or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.

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Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination regarding which structure would be in the best interests of our company. Mr. Skates currently serves as our chairperson of the Board and Chief Executive Officer. Our Corporate Governance Guidelines provide that whenever our chairperson of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director. Mr. Whitehurst currently serves as our lead independent director. As lead independent director, Mr. Whitehurst presides over all meetings of the Board at which the chairperson of the Board is not present, including any executive sessions of the independent directors, approves Board meeting schedules and agendas, and acts as the liaison between the independent directors and our Chief Executive Officer and the chairperson of the Board.
Our Board has concluded that our current leadership structure is appropriate at this time. In particular, we believe that the structure of our Board and its committees provides effective independent oversight of management while Mr. Skates’ combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions. The Cybersecurity Committee is responsible for overseeing our cybersecurity program and risk exposures and the steps our management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

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Code of Business Conduct and Ethics
We have adopted a written Code of Conduct that applies to our directors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is posted on our investor relations website at investors.amplitude.com. In addition, we have posted or intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of our website address in this proxy statement is an inactive textual reference only.
Compensation Committee Interlocks and Insider Participation
During 2025, Ron Gill, James Whitehurst, and Catherine Wong served as members of our Compensation Committee. None of Messrs. Gill and Whitehurst and Ms. Wong has been one of our executive officers or employees. None of our executive officers serve, or has served during the last year, as a member of the Board of Directors or as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.
Insider Trading, Anti-Hedging and Anti-Pledging Policies
Our Board has adopted an Insider Trading Compliance Policy, which applies to all directors, officers, and employees of the Company and its subsidiaries, as well as their respective family members sharing the same household, and subject to certain exceptions, any other entity that they control. Our Insider Trading Compliance Policy governs the purchase, sale, and other dispositions of the Company’s equity securities by directors, officers and employees (and members of their households, as well as entities they control), and we believe it is reasonably designed to promote compliance with insider trading laws, rules and regulations and any Nasdaq requirements applicable to the Company. Additionally, the Insider Trading Compliance Policy specifically prohibits short sales, transactions in put and call options or other derivative securities involving the Company’s equity securities, and other hedging or monetization transactions. In addition, our Insider Trading Compliance Policy provides that no director, officer, or employee may pledge Company securities as collateral to secure loans absent approval by our Compliance Officer. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities. Our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our 2025 Annual Report.
Policy for Recovery of Erroneously Awarded Compensation
Our board of directors has adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), effective as of October 2, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This Clawback Policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures (each, a “Financial Reporting Measure”) that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The Clawback Policy provides that, in the event of a restatement of our financial statements due to material

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noncompliance with financial reporting requirements, the administrator of the Clawback Policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid). Our Clawback Policy was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Attendance by Members of the Board at Meetings
There were four meetings of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.amplitude.com, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the chairperson of the Board or the chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via videoconference or teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we strongly encourage our directors to attend our stockholder meetings. Seven of our nine directors serving on the Board in 2025 attended the 2025 Annual Meeting of Stockholders.

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COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees and committee chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity
Ron Gill	Chairperson	X
Erica Schultz	X		Chairperson
Tien Tzuo	X		X
James Whitehurst		Chairperson		X
Catherine Wong		X		Chairperson

Audit Committee
Our Audit Committee is responsible for, among other things:
•	appointing, engaging, compensating, retaining, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm its independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of its audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment, risk management, and risk oversight, including responsibility for oversight of risks and exposures associated with major financial and cybersecurity risks;
•	reviewing related person transactions and, if appropriate, approve related person transactions and oversee such transactions on an ongoing basis;
•	reviewing and discussing with management and our independent registered public accounting firm our Code of Business Conduct and Ethics and the procedures in place to enforce such Code; and
•	establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

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Our Audit Committee currently consists of Ron Gill, Erica Schultz, and Tien Tzuo with Mr. Gill serving as chairperson. Pat Grady served on our Audit Committee through December 2, 2025. Erica Schultz was appointed to serve on the Audit Committee effective December 2, 2025. Our Board has affirmatively determined that Messrs. Gill and Tzuo and Ms. Schultz each meet, and Mr. Grady met, the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act, and Nasdaq rules. Each member of our Audit Committee also meets, and Mr. Grady met, the financial literacy requirements of the Nasdaq rules. In addition, our Board has determined that Mr. Gill qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Audit Committee met four times in the fiscal year ended December 31, 2025.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•
reviewing and making recommendations to the full Board regarding the compensation of our Chief Executive Officer, and reviewing and approving the compensation of our non-employee directors and other executive officers;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, and any other compensatory arrangements for our executive officers;
•	overseeing our compensation and employee benefit plans;
•	implementing our Policy for Recovery of Erroneously Awarded Compensation; and
•	appointing and overseeing any compensation consultants or other advisors.
In fulfilling its responsibilities, our Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Our Compensation Committee also has the authority to authorize one or more of our officers to grant rights, options, or other equity awards to officers (other than executive officers) and employees, in a manner that is in accordance with applicable laws and applicable Nasdaq rules. From time to time, our Compensation Committee may use outside compensation consultants to assist it in analyzing our executive and non-employee director compensation programs and in determining appropriate levels of compensation and benefits. Our Compensation Committee has engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), to advise us on the selection of a group of peer companies to use for compensation benchmarking purposes, and cash and equity compensation levels for our non-employee directors, executives, and other employees based on current market practices. Compensia reports directly to the Compensation Committee and does not provide any non-compensation related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia has addressed each of the six independence factors established by the SEC with the Compensation Committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors, and concluded their work for the Compensation Committee does not raise any conflicts of interest.

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In addition to advice provided by outside advisors, our executive officers submit proposals to our Compensation Committee regarding our executive and non-employee director compensation. Our Chief Executive Officer, Mr. Skates, also serves on our Board and as the chairperson of the Board. By serving multiple roles, Mr. Skates is uniquely positioned to help the Board and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities, and challenges we face, our business and our industry, which helps him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In his role as our Chief Executive Officer, Mr. Skates is also intimately familiar with our day-to-day operations which enable him to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations, and experience levels. While Mr. Skates recuses himself from any Board discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by the Board and Compensation Committee when setting compensation levels.
Our Compensation Committee consists of Ron Gill, James Whitehurst, and Catherine Wong, with Mr. Whitehurst serving as chairperson. Our Board has affirmatively determined that Messrs. Gill and Whitehurst and Ms. Wong each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules. Each member of our Compensation Committee is a “non-employee director” as defined in Exchange Act Rule 16b-3. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Compensation Committee met four times in the fiscal year ended December 31, 2025.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•	evaluating the overall effectiveness of our Board and its committees;
•	reviewing developments in corporate governance compliance and developing and recommending to our Board a set of corporate governance guidelines; and
•	evaluating the Company’s succession planning for executive officers.
Our Nominating and Corporate Governance Committee consists of Erica Schultz and Tien Tzuo with Ms. Schultz serving as chairperson. Ms. Elisa Steele previously served on the Nominating and Corporate Governance Committee until her resignation from our Board on June 12, 2025. Our Board has determined that Ms. Schultz and Mr. Tzuo each meet, and that Ms. Steele met, the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under Nasdaq rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Nominating and Corporate Governance Committee met four times in the fiscal year ended December 31, 2025.

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Cybersecurity Committee
Our Cybersecurity Committee is responsible for, among other things:
•	overseeing the quality and effectiveness of the Company’s cybersecurity program;
•	overseeing the policies and procedures of the Company to protect, detect, and respond to cyber-attacks or information or data breaches; and
•	reviewing with management the Company’s crisis preparedness, incident response plan, and disaster recovery capabilities.
Our Cybersecurity Committee consists of Catherine Wong and James Whitehurst with Ms. Wong serving as chairperson. Our Board has adopted a written charter for the Cybersecurity Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Cybersecurity Committee met two times in the fiscal year ended December 31, 2025.

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COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned during fiscal year 2025 by our named executive officers identified in the Fiscal 2025 Summary Compensation Table below, including the elements of our compensation program for our named executive officers, material compensation decisions made under that program for fiscal year 2025, and the material factors considered in making those decisions. Our named executive officers for the fiscal year ended December 31, 2025, which consist of our principal executive officer, our principal financial officer, and our other two most highly compensated executive officers for fiscal year 2025 (collectively, the “named executive officers” or “NEOs”) are:
•	Spenser Skates, who serves as our Chief Executive Officer and President, and is our principal executive officer (our “CEO”);
•	Andrew Casey, who serves as our Chief Financial Officer and principal financial officer;
•	Thomas Hansen, who previously served as our President; and
•	Curtis Liu, who serves as our Chief Technology Officer.
Executive Changes
Mr. Hansen served as our President during fiscal year 2025. Effective March 31, 2026, Mr. Hansen’s employment with us ended, and he ceased serving as our President. Effective February 24, 2026, Mr. Crook, who previously served as our Chief Revenue Officer, was appointed as our Chief Commercial Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following this proxy statement may differ materially from currently planned programs as summarized in this CD&A.
Executive Summary
Who We Are
Founded in 2012, Amplitude is driving the evolution of AI analytics as part of our mission to help companies build better products and digital experiences.
We believe we were the first company to recognize that traditional analytics tools were built for websites and marketing campaigns, not for understanding how people engage with digital products. That’s why we built an AI Analytics Platform designed specifically to analyze behavioral data and provide real-time, actionable insights that drive business outcomes.
Today, our platform goes far beyond standalone analytics. It unifies Analytics, Session Replay, Feature Experimentation, Web Experimentation, Audience Activation, Guides and Surveys, AI Agents, Amplitude Model Context Protocol (“MCP”), AI Visibility, AI Feedback and Automated Insights, allowing teams to seamlessly move from data to insights to actions—all in one place.

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The platform is more than a collection of independent products. They all work better together, creating a powerful feedback loop where each component enhances the others. This integrated approach helps businesses to not just track and measure user behavior, but actively improve engagement, retention, and monetization.
As digital transformation continues to accelerate, the market opportunity ahead remains massive. Companies face increasing challenges in understanding their users, making data-driven decisions, and delivering personalized, high-impact experiences. Businesses are shifting from traditional acquisition-focused marketing to product-led growth (“PLG”) strategies, and also understanding their existing customers is more important than ever.
This shift has brought AI analytics to the fore as a key component of the modern data stack, integrating product, marketing, and experience analytics into a single, holistic category. As a first mover in this space, we believe Amplitude is well-positioned to lead the category as it grows.
We generate revenue primarily through subscription-based pricing, offering flexible plans that scale with our customers. We reach customers through a combination of direct sales, solution partners, and product-led growth, ensuring that businesses of all sizes can adopt and expand their use of Amplitude.
As of December 31, 2025, we had 4,797 paying customers, including 27 of the Fortune 100, demonstrating both strong adoption and the significant opportunity that remains. Our land-and-expand model enables us to grow alongside our customers, increasing usage across teams, use cases, and digital properties.
With a trusted, scalable, and deeply integrated platform, Amplitude is redefining how companies leverage data to drive customer engagement, business growth, and digital innovation—cementing our position as the leader in AI analytics.
Fiscal Year 2025 Business Highlights
We had a strong fiscal year 2025, with our financial and operational results including:
•	Annual recurring revenue[1] was $366 million, up 17% year-over-year;
•	Remaining performance obligations of $417.7 million, up 35% year-over-year;
•	Number of customers greater than $100,000 in ARR increased to 698, or 18% year-over-year growth.
•	Record full-year cash flow from operations of $29.8 million and Free Cash Flow of $23.5 million.
Executive Compensation Philosophy and Objectives
We take a principled approach in providing fair, reasonable, and competitive compensation and benefits to a dynamic workforce. In keeping with our status as a publicly traded company, we maintain a commitment to strong corporate governance in connection with our executive compensation arrangements where our Board works with our management to develop and maintain compensation structures that are appropriate and competitive for a public company. In the case of our executive
[1]
We define annual recurring revenue (“ARR”) as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts, including certain premium services that are subject to contractual subscription terms and Plus customers that we expect to recur. ARR should be viewed independently of revenue and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

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compensation program, we seek to employ and retain the best leaders in our industry to ensure we successfully execute on our short-term and long-term business and strategic goals, and to emphasize and reward company performance, functional performance, and individual contributions to promote continued growth and profitability, and to effectively create and maintain sustainable long-term stockholder value. We are guided in achieving these results through our overarching philosophy of “paying for performance.”
The primary objectives of our executive compensation program are to:
•
Attract, motivate, reward, and retain talented, highly-qualified, and committed individuals with the proper background, skills, experience, and leadership ability required to grow our business and meaningfully drive our future growth and profitability by offering a competitive and balanced total compensation program that flexibly adapts to changing economic, regulatory, and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria;

•	Align our target total direct compensation opportunities to our long-term growth-oriented business goals and strategic priorities;
•	Provide a significant portion of compensation through variable elements that are “at-risk”; and
•
Link the interests of our executive officers and our stockholders by tying a significant portion of their target total direct compensation opportunity to our overall financial and operating performance and the creation of sustainable long-term stockholder value through the use of equity awards.

At this point in our operating history, we use an analysis of competitive peer company compensation data, a qualitative review of company and individual performance, an analysis of our retention objectives and the holding power of our long-term incentive compensation opportunities, the replacement costs (financial and otherwise) for each of our executive positions, an assessment of current market conditions, and the business experience and judgment of our Compensation Committee to determine the target total direct compensation packages of our executive officers. As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, primary objectives, and program design.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. Below are highlights of what we do and what we do not do:

	What We Do		What We Do Not Do
✔	Emphasize performance-based, at risk compensation.	✘	Do not grant uncapped cash incentives or guaranteed equity compensation.
✔	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	✘	Do not provide significant perquisites.
✔	Weight the overall pay mix towards incentive compensation for senior executives.	✘	Do not provide any compensation-related tax gross-ups.

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	What We Do		What We Do Not Do
✔	Engage an independent compensation consultant to advise our Compensation Committee.	✘	Do not reprice our stock option awards.
✔	Maintain a Policy for Recovery of Erroneously Awarded Compensation compliant with SEC and Nasdaq rules.

Compensation-Setting Process
Role of Compensation Committee, Board of Directors, and CEO
The Compensation Committee, composed of independent, non-employee members of the Board, oversees the executive compensation program for our executive officers, except for our CEO whose compensation is approved by the independent members of the full Board. The Compensation Committee and the Board work closely with Compensia, the Compensation Committee’s compensation consultant to collect and analyze competitive market compensation data and stay abreast of compensation trends and developments. The Compensation Committee also seeks the input of our CEO (except with respect to his own compensation) to examine the effectiveness of our executive compensation program throughout the year.
During fiscal year 2025, the independent members of the full Board, with respect to our CEO, and our Compensation Committee, with respect to each other named executive officer, were responsible for designing and administering our executive compensation program and making compensation decisions. In each case, the independent members of the full Board and the Compensation Committee as they determined these compensation arrangements were also influenced by a variety of factors, including the relevant experience of the individual, competitive standards of pay, business conditions, and Company and individual performance.
Our CEO made recommendations to the Compensation Committee to assist in determining fiscal year 2025 compensation levels for our executive officers, including our other named executive officers. While the Compensation Committee considered this information, the ultimate decisions regarding fiscal year 2025 executive compensation were made by the Compensation Committee and the independent members of the full Board exercising their own independent judgment.
Role of Compensation Consultant
When making compensation decisions in fiscal year 2025, our Compensation Committee considered compensation data and an analysis of this data prepared by Compensia to provide guidance regarding our executive compensation program and how our compensation practices compare to the compensation practices of the competitive market (based on the companies comprising the compensation peer group companies). The Compensation Committee analyzed public company market data for executive compensation as a general indicator of relevant competitive market conditions and pay practices, focusing on revenue, industry, talent competitors, operating income, etc. In particular, our Compensation Committee reviewed an analysis of competitive market compensation data from the following group of peer companies as a reference source, developed in consultation with Compensia:
•	Asana
•	AvePoint

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•	BigCommerce Holdings
•	Blackline
•	Braze
•	C3.ai
•	Couchbase
•	Domo
•	Enfusion
•	Fastly
•	Flywire
•	JFrog
•	nCino
•	Olo
•	Semrush
•	Sprinklr
•	Sprout Social
•	WalkMe
•	Weave Communications
In updating the compensation peer group for fiscal year 2025, the Compensation Committee removed one peer because it exceeded our target market capitalization range (Varonis Systems) and added one peer (BigCommerce Holdings) as it met our peer group selection criteria.
The Compensation Committee reviewed our named executive officer compensation against an analysis of competitive market compensation data and practices of this compensation peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While the Compensation Committee and the Board considered this analysis in evaluating the compensation of our executive officers, including our CEO, they did not seek to benchmark our executive officer compensation to any particular level.
The Compensation Committee has evaluated Compensia’s independence pursuant to the Nasdaq listing requirements and SEC rules and concluded that Compensia’s work did not give rise to a conflict of interest that would have prevented Compensia from serving as an independent consultant to the Compensation Committee currently or during fiscal year 2025.
Our Compensation Committee expects to periodically review and update this compensation peer group and to utilize Compensia for peer group data and analysis in determining and developing future target total direct compensation packages for our executive officers.
Previous Say-on-Pay Vote
In setting the form and amount of compensation for our named executive officer, the Compensation Committee also considered the voting results from our most recent non-binding, advisory stockholder vote on the compensation of our NEOs (a “Say-on-Pay vote”) as well as feedback received from stockholders

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throughout the year. 98.3% of the votes cast by our stockholders were voted in support our 2024 executive compensation program at our 2025 Annual Meeting of Stockholders. Consequently, our Compensation Committee did not make any fundamental changes to our executive compensation program in fiscal year 2025. We are conducting a Say-on-Pay vote on the compensation of our NEOs at the 2026 Annual Meeting (see Proposal No. 3). The Compensation Committee will continue to consider stockholder feedback and the results of our Say-on-Pay votes when making compensation decisions for our executive officers, including our NEOs, in the future.
Elements of Our Executive Compensation Program
Historically, and for fiscal year 2025, our executive compensation program consisted of a combination of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provide variable short-term incentives based on achievement of specified financial, operational, and strategic goals
Equity-Based Incentive Compensation	Provide long-term incentives to drive financial and operational performance and stockholder value creation
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Create clarity around termination or change of control events and provide for retention of our executive officers
Health and Welfare Benefits/Perquisites	Attract and retain key talent by providing competitive health and welfare benefit programs

We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our executive compensation program.
Base Salaries
In general, base salaries for our executive officers, including our named executive officers, are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, and prior base salary. Base salaries of our executive officers are reviewed and approved annually by our Compensation Committee, except for the CEO whose base salary is reviewed and approved by the independent members of the full Board, and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience, and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive, and contingent on the achievement of performance objectives.

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We did not increase the base salaries of any named executive officers in 2025. The base salaries for our named executive officers for fiscal year 2025 are set forth in the table below:

Named Executive Officer	2025 Base Salary	Percentage Increase from 2024
Spenser Skates	$450,000	0%
Andrew Casey	$500,000	0%
Thomas Hansen	$500,000	0%
Curtis Liu	$400,000	0%

The actual base salaries paid to our named executive officers during fiscal year 2025 are set forth in the “Fiscal 2025 Summary Compensation Table” below.
Cash-Based Incentive Compensation
In June 2023, our Compensation Committee adopted an Executive Bonus Plan (the “Bonus Plan”) pursuant to which certain of our executive officers, including Messrs. Skates, Casey, Hansen, and Liu were eligible to earn performance-based cash incentive awards based on the Company’s financial and operational performance in fiscal year 2025. Our Compensation Committee believes that the annual performance measures used in the Bonus Plan contribute to driving long-term stockholder value creation, play an important role in influencing executive performance, and are an important element of our executive compensation program to help attract, motivate, reward, and retain our executive officers.
Under the Bonus Plan, our Compensation Committee approves company-wide performance objectives each year, which serve as the basis for determining the eligibility for, and amount of, bonus awards. For fiscal year 2025, performance under the Bonus Plan was measured both for the period of January 1, 2025 through June 30, 2025 (the “Semi-Annual Bonus Period”), and for the full year period January 1, 2025 through December 31, 2025 (the “Annual Bonus Period”), and bonuses were paid under the Bonus Plan semi-annually in September 2025 (for the Semi-Annual Bonus Period) and March 2026 (for the Annual Bonus Period).
Our Compensation Committee reviews our actual achievement against the target levels for the pre-established performance measures and determines the bonus awards, if any, to be paid under the Bonus Plan. Our Compensation Committee may increase or decrease awards under the Bonus Plan in its discretion based on factors the Compensation Committee deems appropriate. For fiscal year 2026, the Compensation Committee has again approved measurement of performance to be conducted both for the period of January 1, 2026 through June 30, 2026, and for the full year period January 1, 2026 through December 31, 2026, and has approved bonuses to be paid under the Bonus Plan semi-annually in approximately September 2026 (for the performance period of January 1, 2026 through June 30, 2026) and March 2027 (for the full year performance period of January 1, 2026 through December 31, 2026). For 2025, the target bonus opportunities (calculated as a percentage of salary) for each NEO were 100% for Mr. Hansen, 75% for Mr. Skates, 50% for Mr. Casey and 37.5% for Mr. Liu. For the Semi-Annual Bonus Period and Annual Bonus Period, the target bonus opportunity was 50% of each NEO’s annual target bonus opportunity (that is, 50% of base salary for Mr. Hansen, 37.5% for Mr. Skates, 25% of base salary for Mr. Casey, and 18.75% for Mr. Liu); provided that, for the Semi-Annual Bonus Period, the actual amount earned cannot exceed 100% of each NEO’s annual target bonus opportunity (so 50% of the annual target bonus opportunity).

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For fiscal year 2025, the Compensation Committee selected the following two performance measures for the Bonus Plan: (1) net new annual recurring revenue (“ARR”) and (2) non-GAAP operating income (loss). We define non-GAAP income (loss) from operations as U.S. GAAP income (loss) from operations, excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring cost such as restructuring and other related charges. We define net new ARR as the net increase in the annualized value of active customer subscription agreements during a performance period. Performance was measured for the Semi-Annual Bonus Period and for the Annual Bonus Period, and were weighted as follows: 70% for net new ARR and 30% for non-GAAP operating income (loss). The total payout among both performance periods could range from 0% to 200% of each named executive officer’s target annual cash opportunity; provided that, for the Semi-Annual Bonus Period, the actual amount earned cannot exceed 100% of target (that is, 50% of the annual target). The bonus plan funding percentage (which we call the bonus driver) for the non-GAAP operating income is funded linearly based on achievement compared to target and the minimum achievement of $-2.787 million. The bonus driver for the net new ARR has an accelerator of 1.67% for every 1% achieved above the target amount.
The following information highlights our fiscal year 2025 net new ARR and non-GAAP operating income target levels compared to our actual results and related achievement for both the Semi-Annual Bonus Period and the Annual Bonus Period. For the Semi-Annual Bonus Period, we exceeded the targeted net new ARR performance level of $19.7 million (with an achievement of $23.4 million). Our non-GAAP operating income exceeded the target level of -$3.7 million (with -$3.6 million). Based on these achievement percentages and the relative weighting of these performance measures, the total calculated payout percentage for the Semi-Annual Bonus Period was capped at 100% and each NEO received a bonus payout of 100% of their target bonus opportunity for the Semi-Annual Bonus Period (that is, 50% of their annual target bonus opportunity).
For the 12-month period ended December 31, 2025, we recorded $53.8 million in net new ARR, which was 115.6% of the target net new ARR performance level of $46.6 million. The resulting bonus driver was 126% with a payout associated with net new ARR of 88.2%. Our non-GAAP operating income fell short of the target level of $6.5 million, resulting in an associated bonus driver of 42%. Based on the achievement and weighting of these performance measures, the total payout percentage for fiscal year 2025 was equal to 100.9% of the target cash bonus opportunity of the 50% of their annual target bonus opportunity reserved for payment based on our full year financial performance.

Measure	Weight	Original Target	Actual	Bonus Driver	Payout (Bonus Driver x Weight)
Net New ARR	70%	$46.6 million	$53.8 million	126%	88.2%
Non-GAAP Operating Income	30%	$6.5 million	$1.2 million	42%	12.7%
					100.9%

The pre-established performance measure target levels for the net new ARR and non-GAAP operating income performance measures should not be interpreted as a prediction of how we will perform in future periods. As described below, these target levels were established for the purpose of selecting a methodology for determining the payment of fiscal year 2025 target cash bonus opportunities under the Bonus Plan.

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The following table summarizes the annual cash bonuses approved by our Compensation Committee and paid to our NEOs for fiscal year 2025 under the Bonus Plan.

Named Executive Officer	Aggregate Target Bonus Opportunity (as % of annual base salary)	2025 Semi- Annual Bonus Payment ($)	Semi-Annual Bonus Payment as a % of Target Bonus	2025 Annual Bonus Payment ($)	Annual Bonus Payment as a % of Target Bonus Opportunity
Spenser Skates	75%	168,750	50%	170,269	50.45%
Andrew Casey	50%	125,000	50%	126,125	50.45%
Thomas Hansen	100%	250,000	50%	252,250	50.45%
Curtis Liu	37.5%	75,000	50%	75,675	50.45%

The actual annual cash bonuses paid to our named executive officers during fiscal year 2025 are set forth in the “Fiscal 2025 Summary Compensation Table” below.
For fiscal year 2026, our Compensation Committee has approved a similar Executive Bonus Plan and are contemplating participation in such plan by several of our executive officers, including Messrs. Casey, Crook, Skates, and Liu.
Equity-Based Incentive Compensation
We view equity-based incentive compensation as a critical element of our balanced total executive compensation program. Equity-based compensation creates an ownership culture among our executive officers, including our named executive officers, that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executive officers with those of our stockholders.
We have historically granted stock options and restricted stock unit (“RSU”) awards to our executive officers. When determining the size of the equity awards for our NEOs, the independent members of the full Board and/or our Compensation Committee, as applicable, take into account the size and the retention hold of past equity awards, the NEO’s position (level) in the Company, and the NEO’s value for the Company based on his or her experience, innovation, expertise, and leadership capabilities. The Compensation Committee believes that equity awards in the form of stock options and RSU awards provide our executive officers with a strong incentive to build long-term value in the Company. Such awards vest according to the schedule set out in the applicable equity award agreement subject to the executive officer’s continued service with us through the applicable vesting dates. In addition, the exercise price of the stock options granted to our executive officers is equal to the fair market value of our Class A common stock on the date of grant.

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The following table sets forth the RSU awards granted to our named executive officers in fiscal year 2025. Messrs. Casey, Hansen, and Liu’s equity awards were refresher awards granted in recognition of their continued service to the Company. The independent members of our Board, upon the recommendation of the Compensation Committee, decided not to grant an RSU award to Mr. Skates in fiscal year 2025. Our Compensation Committee determined to not grant any equity awards in the form of stock options in fiscal year 2025.

Named Executive Officer	Options Granted	RSUs Granted
Andrew Casey	—	159,914(1)
Thomas Hansen	—	565,031(2)
Curtis Liu	—	852,878(1)

(1)	1/12th of the units subject to the RSU awards vest on each quarterly anniversary of February 15, 2025, subject to Messrs. Casey’s and Liu’s continued service through the applicable vesting date.
(2)
1/12th of the units subject to the RSU award vests on each quarterly anniversary of February 15, 2025, subject to Mr. Hansen’s continued service through each applicable vesting date. Mr. Hansen will remain an advisor through March 31, 2027, in accordance with his transition agreement he entered into in February 2026. As a result, the RSU award will continue vesting on the foregoing schedule, subject to his continued service, through March 31, 2027, and any remaining unvested RSUs subject to this RSU Award will be forfeited as of March 31, 2027.

The equity awards granted to our named executive officers during fiscal year 2025 are set forth in the “Fiscal 2025 Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal Year 2025 Table” below.
Perquisites and Other Personal Benefits
We determine perquisites or other personal benefits for our executive officers, including our NEOs, on a case-by-case basis and will provide a perquisite or other personal benefit when we believe it is necessary to attract or retain the executive officer. Any perquisites we provide are reasonable and consistent with market trends in the countries in which our executive officers are located. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive officer’s compensation package. In fiscal year 2025, we did not provide any perquisites or other personal benefits to our NEOs in the amount of $10,000 or more that were not otherwise made available to our other employees.
Any policies with respect to perquisites and other personal benefits to our named executive officers are subject to review and approval by our Compensation Committee (or the independent members of the full Board in the case of our CEO).
Health and Welfare Benefits
All of our full-time employees, including our executive officers and our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical, dependent care, transportation, and parking flexible spending accounts;
•	short-term and long-term disability insurance; and
•	life insurance.

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We believe these benefits are necessary and appropriate to provide a competitive compensation package to our executive officers. We design our benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Retirement Benefits
Section 401(k) Plan
We believe that providing a vehicle for tax-deferred retirement savings through our Section 401(k) retirement savings plan (the “Section 401(k) Plan”) adds to the overall desirability of our executive compensation program and further incentivizes our employees, including our executive officers, in accordance with our compensation policies. As such, we currently maintain the Section 401(k) Plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the Section 401(k) Plan on the same terms as other full-time employees.
The Section 401(k) Plan permits us to make employer matching contributions to eligible participants. We did not make any employer matching contributions in fiscal year 2025.
Other Retirement Plans
Other than with respect to our Section 401(k) Plan, our U.S. employees, including our NEOs, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
Employment and Severance Arrangements
Below are summary descriptions of our employment agreements with each of our named executive officers in effect as of December 31, 2025. Each of our named executive officers’ employment is “at will” and may be terminated by us at any time.
We are party to employment agreements with each of our named executive officers. Each of these agreements provides the named executive officer’s annual base salary and right to participate in the health and welfare benefit plans made available to other similarly situated executives.
In addition, we maintain an Executive Severance Plan (the “Severance Plan”), adopted by our Compensation Committee on November 5, 2024, covering eligible executives, including each of our currently-employed NEOs. The Severance Plan supersedes in its entirety the severance benefits that each NEO is eligible to receive under their current employment agreement, and each NEO delivered a signed participation agreement agreeing to the waiver of any severance payments and benefits under their existing employment agreements.
Under the Severance Plan, if a NEO’s employment with us is terminated without Cause or such NEO resigns for Good Reason (as each is defined in the employment agreement), the NEO will be entitled to receive: (i) a cash payment equal to six months base salary and any prorated amount of the NEO’s target annual bonus opportunity, if any, earned through the date of termination, and (ii) payment or reimbursement of the cost of continued healthcare coverage for six months. In lieu of the foregoing payments and benefits, if such NEO’s employment with us is terminated without Cause or such NEO resigns for Good Reason during the period commencing three months prior to a Change in Control (as defined in our 2021 Incentive Award Plan (the “2021 Plan”)) and ending on the 12-month anniversary

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following such Change in Control, the applicable NEO will be entitled to receive: (i) a cash payment equal to 12 months base salary plus 100% of the NEO’s target annual cash-based incentive compensation opportunity, (ii) payment or reimbursement of the cost of continued healthcare coverage for 12 months, and (iii) full accelerated vesting of any of the NEO’s outstanding and unvested equity awards (except for any performance awards, which shall be governed by the terms of the applicable award agreement). The foregoing severance payments and benefits are subject to the applicable NEO’s delivery of an executed general release of claims against us and continued compliance with the NEO’s confidentiality agreement with us.
In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement.
We do not have any agreements with our named executive officers guaranteeing any tax reimbursement or “gross-up” payments on severance or change in control payments or benefits.
See “Potential Payments Upon Termination or Change in Control” for information regarding these post-employment compensation arrangements, including an estimate of the payments and benefits that would have been payable under these arrangements at the end of fiscal year 2025.
Equity Grant Practices
We currently only grant restricted stock units to our employees. If we determined to grant options to purchase our common stock, including for our named executive officers, they would generally be based upon a predetermined schedule each year as a part of the annual compensation process. If annual long-term incentive compensation is determined to be appropriate, our Board, the Compensation Committee or applicable designee approves any annual grants of options for continuing employees in the first fiscal quarter commensurate with the prescheduled Board and Committee meetings. The grant dates of these options are generally selected so as not to be within a short period of time, as described in the SEC’s Staff Accounting Bulletin 120 (“SAB 120”), prior to the release of material nonpublic information (“MNPI”) such as on Forms 8-K, 10-Q or 10-K. Grants of options may occur at other times during the year due to business needs, such as for a newly hired employees or officers or newly appointed board members. The Board, Compensation Committee, or applicable designee does not anticipate the timing of disclosure of MNPI when determining the timing and terms of such awards, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation. Generally, exercise prices are based on the closing price of the underlying common stock on the grant date, subject to the applicable rules for non-qualified stock options and incentive stock options under our equity plans. Vesting dates for options typically follow a standard monthly cadence and are not timed to anticipate the release of MNPI.
There were no grants of options to our NEOs within four business days before or one business day after the release of MNPI on Forms 8-K, 10-Q or 10-K in fiscal year 2025. As such, no table of such option grants is presented under Item 402(x) of Regulation S-K.

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Tax and Accounting Considerations
As a general matter, the independent members of the full Board and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.
Taxation of Parachute Payments and Deferred Compensation
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. Our Board will take into account the implications of Section 280G in determining potential payments to be made to our executive officers in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.
Deductibility of Executive Compensation
The Compensation Committee and our Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the independent members of the full Board and the Compensation Committee, however, retain the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC Topic 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Compensation and Risk
In fiscal year 2025, management assessed our compensation programs for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation programs, including base salary, short-term incentive compensation, and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation programs, and an analysis of the various design features, controls, and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation programs. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Compensation Committee.

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Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our non-employee directors and executive officers. These agreements, among other things, require, or will require, us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Fiscal Year 2025 Summary Compensation Table
The following table contains information about the compensation earned by each of our named executive officers during the fiscal years ended December 31, 2025, 2024, and 2023 (or shorter time as a named executive officer).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Spenser Skates	2025	450,000	—	—	—	339,019	—	789,019
Chief Executive Officer	2024	393,750	—	—	—	—	—	393,750
	2023	300,000	—	—	—	—	—	300,000
Andrew Casey	2025	500,000		1,460,015	—	251,125	—	2,211,140
Chief Financial Officer	2024	208,333	125,000	9,950,233	—	97,088	—	10,380,654
Thomas Hansen	2025	500,000	—	5,158,733	—	502,250	—	6,160,983
President	2024	500,000	—	9,630,000	—	464,500	—	10,594,500
	2023	500,000	—	750,659	250,601	361,020	—	1,862,280
Curtis Liu(4)	2025	393,276	—	7,786,776	—	150,675	—	8,330,727
Chief Technology Officer	2024	350,000	—	—	—	—	—	350,000
	2023	266,667	—	—	—	—	—	266,667

(1)	Amount for 2024 reflects Mr. Casey’s one-time sign-on bonus paid in August 2024 in connection the commencement of his employment with us.
(2)
Amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal year 2025 computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to executive officers in fiscal year 2025 outlined in Note 5 of our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(3)
Amounts reported represent the aggregate annual cash-based incentive bonus amounts that Messrs. Skates, Casey, Hansen, and Liu were eligible to receive under their employment agreements and in connection with the Bonus Plan. Such bonuses were paid in semi-annual installments in September 2025 and March 2026 after determination of the applicable performance criteria.

(4)	Amount reported for Mr. Liu’s base salary in 2025 represents the prorated portion of his annual base salary of $400,000 earned due to a temporary parental leave of absence.

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Grants of Plan-Based Awards in Fiscal Year 2025 Table
The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2025 to help explain information provided above in our Fiscal 2025 Summary Compensation Table. Mr. Skates was not granted any equity award in fiscal year 2025.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	Maximum ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(2)
Spenser Skates
	—	337,500	675,000	—	—	—	—
Thomas Hansen	4/25/2025	—	—	565,031	—	—	5,158,733
	—	500,000	1,000,000	—	—	—	—
Andrew Casey	4/25/2025	—	—	159,914	—	—	1,460,015
	—	250,000	500,000	—	—	—	—
Curtis Liu	4/25/2025	—	—	852,878	—	—	7,786,776
	—	150,000	300,000	—	—	—	—

(1)
Amounts reported in the target column represents the potential target short-term annual cash incentive award opportunity under our Bonus Plan based on achievement of the performance goals at 100% at both the semi-annual and annual performance periods. Amounts reported in the maximum column represents the potential maximum short-term annual cash incentive award opportunity under our Bonus Plan based on achievement of the performance goals which is capped at 200% of target. No threshold payouts were established under our Bonus Plan, and accordingly, the sub-columns Threshold ($) is not applicable and has not been presented. Additional information regarding the Bonus Plan is set forth in “Compensation Discussion and Analysis – Cash-Based Incentive Compensation” above. The actual amounts paid in September 2025 and March 2026, after determination of the Company’s financial results compared to the applicable performance criteria, are set forth in the “Fiscal Year Summary Compensation Table” above.

(2)
Amounts reported represent the aggregate grant-date fair values of RSUs calculated in accordance with FASB ASC Topic 718 and based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the date of grant. However, our NEOs may never realize any value from their equity awards. For a discussion of the assumptions and methodologies used to calculate the amounts reported for equity awards, please see Note 5 of the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026.

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Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End Table
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025. The equity awards below are subject to certain vesting acceleration provisions as provided in the applicable NEO’s employment agreement, as discussed in “Employment and Severance Agreements” and the “Potential Payments Upon Termination or Change in Control Table.”

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Spenser Skates	01/01/2021(1)	771,030	—	4.19	12/27/2030	—	—
	09/21/2021(2)	1,101,030	—	4.19	12/27/2030	—	—
Andrew Casey	08/15/2024(6)	—	—	—	—	656,595	7,603,370
	02/15/2025(6)	—	—	—	—	119,935	1,388,847
Thomas Hansen	07/08/2022(3)	461,250	213,750	14.62	07/15/2032	—	—
	07/08/2022(4)	—	—	—	—	300,000	3,474,000
	08/15/2023(5)	39,745	—	11.37	8/14/2033	—	—
	02/15/2024(7)	—	—	—	—	416,667	4,825,004
	02/15/2025(8)	—	—	—	—	423,773	4,907,291
Curtis Liu	01/01/2021(1)	129,967	—	4.19	12/27/2030	—	—
	09/21/2021(2)	515,515	—	4.19	12/27/2030	—	—
	02/15/2025(6)	—	—	—	—	639,658	7,407,240

(1)
The shares subject to the option vest as to 1/48th of the shares on each month following the vesting commencement date, such that all awards will be fully vested on the four-year anniversary of the vesting commencement date, subject to the applicable NEO continuing to provide services to us through such vesting date. The option is exercisable prior to vesting subject to the applicable NEO agreeing that any shares that were exercised prior to vesting are subject to a right of repurchase in favor of us (although only a portion of the grant was exercisable prior to vesting).

(2)
The shares subject to the option vested as to 1/24th of the shares on each monthly anniversary of September 21, 2021, the date of effectiveness of the registration statement relating to our Direct Listing, such that the options were fully vested on September 21, 2023. The option was exercisable prior to vesting subject to the applicable NEO agreeing that any shares that were exercised prior to vesting are subject to a right of repurchase in favor of us.

(3)
The shares subject to the option vest as to 1/60th of the shares on each monthly anniversary of the vesting commencement date, subject to Mr. Hansen’s continued service through the applicable vesting date. Mr. Hansen will remain an advisor through March 31, 2027 (unless terminated earlier), so the award will continue vesting on the foregoing schedule, subject to his continued service, through March 31, 2027, and any remaining unvested options subject to the award shall be forfeited as of March 31, 2027.

(4)
The RSUs vest as to 1/20th of the RSUs on each quarterly anniversary of the vesting commencement date, such that all RSUs will be fully vested on May 15, 2027, subject to Mr. Hansen’s continued service through the applicable vesting date. Mr. Hansen will remain an advisor through March 31, 2027 (unless terminated earlier), so the RSU award will continue vesting on the foregoing schedule, subject to his continued service, through March 31, 2027, and any remaining unvested RSUs subject to this RSU Award shall be forfeited as of March 31, 2027.

(5)	The shares subject to the option vest as to 1/24th of the shares on each monthly anniversary of the vesting commencement date, such that all options were fully vested on August 15, 2025.
(6)
The RSUs vest as to 1/12th of the RSUs on each quarterly anniversary of the vesting commencement date, such that the award will be fully vested on the three-year anniversary of the vesting commencement date, subject to the NEO’s continued service through the applicable vesting date.

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(7)
The RSUs vest as to 1/12th of the RSUs on each quarterly anniversary of the vesting commencement date, such that the award will be fully vested on February 15, 2027, subject to the Mr. Hansen’s continued service through the applicable vesting date. Mr. Hansen will remain an advisor through March 31, 2027 (unless terminated earlier), so the RSU award will continue vesting on the foregoing schedule, subject to his continued service, through February 15, 2027.

(8)
The RSUs vest as to 1/12th of the RSUs on each quarterly anniversary of the vesting commencement date, such that the award will be fully vested on the three-year anniversary of the vesting commencement date, subject to the Mr. Hansen’s continued service through the applicable vesting date. Mr. Hansen will remain an advisor through March 31, 2027 (unless terminated earlier), so the RSU award will continue vesting on the foregoing schedule, subject to his continued service, through March 31, 2027, and any remaining unvested RSUs subject to this RSU Award shall be forfeited as of March 31, 2027.

(9)
The market value of shares that have not vested is based on the closing trading price of our Class A common stock on the Nasdaq Capital Market on December 31, 2025 (which was the last trading day in 2025), which was $11.58.

Options Exercises and Stock Vested in Fiscal Year 2025 Table
The following table sets forth options that were exercised by our NEOs and time-based RSUs held by our NEOs that vested during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Spenser Skates	—	—	—	—
Andrew Casey	—	—	415,177	4,808,046
Thomas Hansen	—	—	699,349	8,095,137
Curtis Liu			213,220	2,440,658

(1)
The number of shares reflected is equal to the gross number of RSU shares that vested prior to the application of tax withholding requirements. Accordingly, the NEO actually received fewer shares than the amounts set forth in the table above.

(2)	The value realized on vesting is based upon the gross shares underlying the time-based RSU awards that vested multiplied by the market value of our Class A common stock on the vesting date.
Pension Benefits
None of our NEOs participated in, or had account balances in, qualified or non-qualified defined benefit plans sponsored by us during fiscal year 2025.
Non-Qualified Deferred Compensation
None of our NEOs participated in, or had account balances in, non-qualified defined contribution plans or other deferred compensation plans maintained by us during fiscal year 2025.

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Potential Payments Upon Termination or Change in Control
We have entered into certain agreements with each of our named executive officers, as described above, that provide for potential payments upon a termination of employment, including a termination of employment in connection with a change in control of the Company.
The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment and, in certain instances, a change in control of the Company, in any case, occurring on the last day of fiscal year 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2021 Plan. Since Mr. Hansen did not cease providing services until March 2026, we have included the amounts he would have been entitled to receive as of December 31, 2025.

Name	Benefit(1)	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Spenser Skates	Cash(2)	225,000	450,000
	Bonus(3)	337,500	337,500
	Equity Acceleration(4)	—	—
	COBRA Reimbursement(5)	12,363	24,726
	Total	574,863	812,226
Andrew Casey	Cash(2)	250,000	500,000
	Bonus(3)	250,000	250,000
	Equity Acceleration(4)	—	8,992,217
	COBRA Reimbursement(5)	11,302	22,605
	Total	511,302	9,764,822
Thomas Hansen	Cash(2)	250,000	500,000
	Bonus(3)	500,000	500,000
	Equity Acceleration(4)	—	13,206,295
	COBRA Reimbursement(5)	14,519	29,038
	Total	764,519	14,235,333
Curtis Liu	Cash(2)	200,000	400,000
	Bonus(3)	150,000	150,000
	Equity Acceleration(4)	—	7,407,240
	COBRA Reimbursement(5)	4,800	9,600
	Total	354,800	7,966,840

(1)	Severance payments and benefits are subject to the applicable NEO’s delivery of an executed release of claims against us and continued compliance with the NEO’s confidentiality agreement.
(2)
Represents a cash payment of (i) six months of base salary in the event of termination of employment without cause or for good reason outside a change in control of the Company; and (ii) 12 months of base salary in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control (as defined in the 2021 Plan) and ending on the 12-month anniversary following such Change of Control.

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(3)
Represents a cash payment of the prorated amount of the NEO’s target bonus outside a Change in Control and 100% of the NEO’s target bonus amount in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control.

(4)
Represents the aggregate value of the NEO’s unvested equity awards that would have vested on an accelerated basis, based on the difference between the fair market value of our common stock ($11.58 per share as of December 31, 2025, the last trading date in 2025) and, if applicable, the options’ exercise prices in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control.

(5)
Represents continued coverage under COBRA based on the incremental cost of our contribution as of December 31, 2025 to provide this coverage of (i) six months in the event of termination of employment without cause or for good reason outside a change in control; and (ii) 12 months in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control.

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the median of the annual total compensation of our other employees.
The annual total compensation for 2025 for our CEO was $789,019, as reported in the Fiscal Year 2025 Summary Compensation Table. The annual total compensation for 2025 for our median employee, identified as discussed below, was $229,833. Based on this information, for fiscal year 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was approximately 3.43 to 1.
For purposes of calculating the CEO pay ratio above, we used a new median employee who was identified for fiscal year 2025 (since the last time we determined a median employee was December 31, 2022).
Methodology, Assumptions, and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2025 as the date for establishing the employee population used in identifying the median employee and used calendar year 2025 as the measurement period. We identified the median employee using the consistently applied compensation measure of total cash on-target earnings (annualized base salary plus target variable compensation) for each employee employed as of December 31, 2025 (other than our CEO). We annualized the compensation measure for permanent employees who joined in 2025. We captured all full-time, part-time, fixed term and professional employer organization employees, consisting of approximately 779 individuals. We did not have any temporary or seasonal employees.
The annual total compensation of the median employee and the annual total compensation of our CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect our annually reported pay ratio may vary significantly year over year, given our size and the potential variability in our employee compensation.

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Pay Versus Performance
Fiscal Year 2025 Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our named executive officers for the fiscal years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021 and certain aspects of our financial performance. For further information concerning our “pay for performance” philosophy and how we align executive compensation with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non- PEO Named Executive Officers ($)(4)	Total Stockholder Return($)(5)	Peer Group Total Stockholder Return($)(6)	Net Income (Loss) (in millions) ($)(7)	Company- Selected Measure – GAAP Revenue (in millions) ($)
2025	$789,019	$789,075	$5,567,617	$7,058,491	$21.13	$66.74	($88.54)	$343
2024	$393,750	($342,044)	$6,131,553	$3,421,799	$19.25	$66.10	($94.32)	$299
2023	$300,000	$147,456	$3,351,589	$2,242,561	$23.21	$61.33	($90.36)	$276
2022	$450,000	($70,416,709)	$7,994,979	($14,202,174)	$22.04	$43.78	($93.38)	$238
2021	$450,000	$102,026,238	$771,571	$40,646,680	$96.61	$90.31	($74.98)	$167

(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mr. Skates (our “PEO”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Executive Compensation Tables – Fiscal Year 2025 Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of executive “compensation actually paid” (“CAP”) to our PEO, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEO in each covered fiscal year. Our PEO does not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s total compensation for each covered fiscal year to determine his CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2025	$789,019	$0	$56	$789,075
2024	$393,750	$0	($735,794)	($342,044)
2023	$300,000	$0	($152,544)	$147,456
2022	$450,000	$0	($70,866,709)	($70,416,709)
2021	$450,000	$0	$101,576,238	$102,026,238

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any equity awards granted in any prior fiscal year that are

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outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative); (v) for equity awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.
The valuation assumptions used to calculate the fair values of the stock options held by our PEO that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from seven years to ten years, the stock price volatility assumptions varied from 51.95% to 57.13%, and the risk-free interest rate assumptions varied from 1.09% to 4.75%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU awards held by our PEO that vested during or were outstanding as of the end of each covered fiscal year did not materially differ from those valuation assumptions disclosed at the time of grant. For the majority of these values, the valuation was based on objective, observable market prices on the closing price on the day of vest.
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$0	$0	$0	$56	$0	—	$56
2024	$0	($47,844)	$0	($687,949)	$0	—	($735,794)
2023	$0	$123,232	$0	($275,776)	$0	—	($152,544)
2022	$0	($41,690,077)	$0	($29,176,632)	$0	—	($70,866,709)
2021	$0	$87,392,626	$0	$14,183,612	$0	—	$101,576,238

(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “Non-PEO NEOs”) as a group (excluding Mr. Skates, who has served as our PEO since 2012) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Executive Compensation Tables – Fiscal Year 2025 Summary Compensation Table.” The names of each Non-PEO NEO included for purposes of calculating the average of the amounts of total compensation in each covered fiscal year are as follows: (i) Andrew Casey, our Chief Financial Officer, Thomas Hansen, our President, and Curtis Liu, our Chief Technology Officer, (ii) for 2024, Andrew Casey, our Chief Financial Officer, Christopher Harms, our former Chief Financial Officer, Thomas Hansen, our President, and Curtis Liu, our Chief Technology Officer; (iii) for 2023, Christopher Harms, our Chief Financial Officer, Hoang Vuong, our former Chief Financial Officer, Thomas Hansen, our President, and Curtis Liu, our Chief Technology Officer; (iv) for 2022, Hoang Vuong, our Chief Financial Officer, Thomas Hansen, our President, Curtis Liu, our Chief Technology Officer, and Matthew Heinz, our Chief Revenue Officer; and (v) for 2021, Hoang Vuong, our Chief Financial Officer, and Matthew Heinz, our Chief Revenue Officer.

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(4)
The dollar amounts reported in column (e) represent the average of the amount of executive CAP to our Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the average actual amount of compensation earned or received by or paid to our Non-PEO NEOs as a group in each covered fiscal year. Our NEOs do not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average of the total compensation of our Non-PEO NEOs as a group for each covered fiscal year to determine their CAP, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers
2025	$5,567,617	$4,801,841	$6,292,715	$7,058,491
2024	$6,131,553	($5,558,623)	$2,848,869	$3,421,799
2023	$3,351,589	2,864,822	$1,755,794	$2,242,561
2022	$7,994,979	$7,496,242	($14,700,911)	($14,202,174)
2021	$771,571	$0	$39,875,109	$40,646,680

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The valuation assumptions used to calculate the fair values of the stock options held by our Non-PEO NEOs as a group that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from five years to ten years, the stock price volatility assumptions varied from 52.0% to 60.60%, and the risk-free interest rate assumptions varied from 0.9% to 4.75%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU awards held by our Non-PEO NEOs as a group that vested during or were outstanding as of the end of each covered fiscal year did not materially differ from those valuation assumptions disclosed at the time of grant. For the majority of these values, the valuation was based on objective, observable market prices on the closing price on the day of vest.

The amounts deducted or added in calculating the average total equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2025	$3,739,199	$474,000	$1,767,441	$312,075	$0	—	$6,292,715
2024	$4,699,479	($511,088)	$853,752	($334,403)	($1,858,871)	—	$2,848,869
2023	$2,503,568	$133,446	$474,306	($134,872)	($1,220,654)	—	$1,755,794
2022	$5,152,809	($10,410,578)	$353,556	($9,796,698)	$0	—	($14,700,911)
2021	$0	$30,477,302	—	$9,397,807	$0	—	$39,875,109

(5)
Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the NASDAQ Emerging Cloud Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2025 Annual Report.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

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Financial Performance Measures
For the fiscal years covered by this table, (i) in 2025, we used two financial performance measures, net new ARR and non-GAAP operating income in our short-term incentive compensation award program, (ii) in 2024 and 2023, we used two financial performance measures, revenue and non-GAAP operating income, in our short-term incentive compensation award programs, and (iii) in 2022 and 2021 we did not use any financial or other performance measures for our short-term incentive compensation award programs. Historically, we have not used financial or other performance measures for our long-term incentive compensation programs. Please see our “Compensation Discussion and Analysis – Elements of our Executive Compensation Program – Cash-Based Incentive Compensation” for more information on our most important financial performance measures for the years covered by this table.
Analysis of Information Presented in Pay-Versus-Performance Table
As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable “pay-for-performance” philosophy. Over the five years since our Direct Listing, we have used financial or other performance measures to align executive compensation with our performance only in 2025, 2024, and 2023 with respect to our short-term incentive compensation award program. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the required relationships between the information presented in the Pay-Versus-Performance Table.
Compensation Actually Paid and Company TSR
As reflected by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs as a group is generally aligned with our TSR for the period presented in the Pay-Versus-Performance Table. This alignment of compensation actually paid with our cumulative TSR over the period presented results because a significant portion of the compensation provided to our PEO and our Non-PEO NEOs is comprised of equity awards, the value of which is dependent on the growth of our common stock price. We believe equity compensation creates an ownership culture among our NEOs that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our NEOs with those of our stockholders. In recent years, we have sought to provide the majority of the target total direct compensation opportunity of our NEOs, other than our PEO and Chief Technology Officer, who, as co-founders of the Company, each maintain a significant equity stake in the Company, in the form of equity awards, including options to purchase shares of our common stock and restricted stock unit awards. In 2025, we granted only restricted stock unit awards to our NEOs who received equity awards. Our PEO has not received an equity award since 2020.

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Compensation Actually Paid and Net Income (Loss)
As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs as a group decreased significantly in 2022, while our net income (loss) increased beginning in that period. We have not used net income (loss) as a financial performance measure in our overall executive compensation program, so there is, at best, only an indirect correlation between our profitability and the compensation that we paid to our PEO and our Non-PEO NEOs. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we seek to provide the majority of the target total direct compensation opportunity of our NEOs, other than our PEO and Chief Technology Officer, who, as co-founders of the Company, each maintain a significant equity stake in the Company, in the form of equity awards under our long-term incentive compensation program.

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Compensation Actually Paid and GAAP Revenue
As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs as a group decreased significantly in 2022, largely as a result of the decrease in unrealized appreciation in our PEO’s and Non-PEO NEOs’ outstanding equity awards reflecting the volatility of our stock price during the year, while our revenue has consistently and significantly increased during the past five years. Given our growth-oriented focus, until 2025 we used revenue as one of the financial performance measures in our short-term incentive compensation program at which time we switched to using net new ARR as the second financial performance measure for the program. We believe that, for purposes of our long-term incentive compensation program, revenue growth is an important contributing factor to the market’s evaluation of our stock price which is, of course, a key driver for the equity awards granted to our NEOs.

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Company TSR and Peer Group TSR
As reflected by the following graph, beginning in 2022 our cumulative TSR over the subsequent period presented in the Pay-Versus-Performance Table has been lower than the cumulative TSR of the peer group presented for this purpose, the NASDAQ Emerging Cloud Index. This noticeably differed from our TSR immediately following our Direct Listing and the TSR of the NASDAQ Emerging Cloud Index. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation for our PEO and our non-PEO NEOs, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Amplitude TSR vs. Peer Group
$120
$100
$80
$60
$40
$20
$0
$97
$90
$44
$22
$61
$23
$66
$19
$66
$21
2021
2022
2023
2024
2025
Amplitude Total Stockholder Return
Peer Group Total Stockholder Return

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Tabular List of Financial Performance Measures
The following represents a tabular list of the financial performance measures, which in our assessment represent the most important financial performance measures used by us to link compensation actually paid to our PEO and our NEOs, for the most recently completed fiscal year, to our performance:
•	Non-GAAP operating income
•	Net new ARR
•	Revenue

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act, except as otherwise expressly stated in such filing.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2026 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Committee
James Whitehurst (Chairperson)
Ron Gill
Catherine Wong

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DIRECTOR COMPENSATION
For fiscal year 2025, directors who were executives of the Company were not eligible to receive compensation for their services as directors.
We maintain the Non-Employee Director Compensation Program for our non-employee directors.
Non-Employee Director Compensation Program
Pursuant to the Non-Employee Director Compensation Program, our non-employee directors will receive cash compensation as set forth in the tables below.

Board Service
Non-Employee Director:	$30,000
Additional Board Service
Lead Independent Director:	$15,000
Non-Executive Chair:	$22,500

Additional Committee Service	Chair	Non-Chair
Audit Committee Member:	$20,000	$10,000
Compensation Committee Member:	$14,000	$7,000
Nominating and Corporate Governance Committee Member:	$8,000	$4,000
Cybersecurity Committee:	$8,000	$4,000

Director fees under the Non-Employee Director Compensation Program are payable in cash in arrears in four equal quarterly installments not later than 30 days following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Directors may elect to receive all or a portion of their cash fees in RSUs, with each such RSU award covering a number of shares calculated by dividing (i) the amount of the annual retainer by (ii) the average per share closing trading price of our common stock over the most recent 30 trading days as of the grant date (the “30-day average price”). Such RSUs will be automatically granted on the fifth day of the month following the end of the calendar quarter to which the corresponding director fees were earned and will be fully vested on grant.
Under the Non-Employee Director Compensation Program, unless otherwise provided by the Board prior to the commencement of service of an applicable director, each non-employee director who is initially elected or appointed to serve on the Board after our Direct Listing will automatically be granted that number of RSUs upon the director’s initial appointment or election to our Board (the “Initial Grant”), calculated by dividing (i) $525,000 by (ii) the 30-day average price. The Initial Grant will vest as to one-third of the underlying shares on each anniversary of the grant date, subject to continued service through each applicable vesting date.
In addition, each non-employee director who (i) has been serving on the Board as of an annual stockholders’ meeting following our Direct Listing, (ii) who has an Initial Grant that will become fully vested

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within 12 months following such annual meeting, and (iii) will continue to serve on the Board following such annual meeting, will automatically be granted that number of RSUs upon such annual meeting (the “Annual Grant”), calculated by dividing (i) $175,000 by (ii) the 30-day average price. With respect to directors who were on the Board as of the date of our Direct Listing, Mr. Gill was eligible to receive Annual Grants commencing with the 2022 Annual Meeting, and Mses. Schultz, Steele and Wong and Mr. Whitehurst became eligible to receive Annual Grants commencing with the 2024 Annual Meeting. Mr. Tzuo will be eligible to receive an Annual Grant commencing with the 2028 Annual Meeting, subject to the satisfaction of subsections (i) and (iii) above.
The Annual Grant will be automatically granted on the date of the applicable annual meeting and will vest in full on the earlier of the first anniversary of the date of the grant or the date of the next annual meeting, subject to continued service through each applicable vesting date.
All equity awards held by non-employee directors under the Non-Employee Director Compensation Program will vest in full upon the consummation of a Change in Control (as defined in the 2021 Plan), subject to their continued service through immediately prior to such date. In addition, each non-employee director may elect to defer all or a portion of the RSUs they receive under the Non-Employee Director Compensation Program until the earliest of a fixed date properly elected by the director, the director’s termination of service, or a Change in Control.
Fiscal Year 2025 Director Compensation Table
The following table sets forth information concerning the compensation earned by our non-employee directors for fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)($)	Option Awards(1)($)	Total ($)
Pat Grady	39,226	181,704	—	220,930
Ron Gill	57,000	181,704	—	238,704
Erica Schultz	37,020	181,704	—	218,724
Elisa Steele(2)	23,429	—	—	23,429
Tien Tzuo	35,792	596,680	—	632,472
Eric Vishria(3)	12,261	181,704	—	193,965
James Whitehurst	61,198	181,704	—	242,902
Catherine Wong	45,000	181,704	—	226,704

(1)
Amounts shown represent the grant date fair value of stock awards and stock options earned during fiscal year 2025 as calculated in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards granted to our non-employee directors in Note 5 of the audited consolidated financial statements included in our 2025 Annual Report filed with the SEC on February 19, 2026.

(2)	Ms. Steele ceased serving on our board effective June 12, 2025.
(3)	Mr. Vishria ceased serving on our board effective June 16, 2025. The shares granted in 2025 were forfeited when Mr. Vishria ceased serving on our board.

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The table below shows the aggregate numbers of shares of common stock subject to unvested stock awards and option awards (exercisable and unexercisable) held as of December 31, 2025 by each non-employee director.

Name	Shares of Common Stock Subject to Stock Awards Outstanding as of December 31, 2025	Shares of Class A Common Stock Subject to Options Outstanding as of December 31, 2025
Pat Grady	14,906	—
Ron Gill	33,800	—
Erica Schultz	14,906	49,500
Elisa Steele	—	212,000
Eric Vishria	—	—
Tien Tzuo	46,731	—
James Whitehurst	18,450	—
Catherine Wong	14,906	—

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2021 Incentive Award Plan(1)	14,785,905(4)	$14.48(6)	19,039,096
2014 Stock Option and Grant Notice Plan (“2014 Plan”)(2)	9,088,070(5)	$3.85(6)	—
2021 Employee Stock Purchase Plan (“ESPP”)(3)	—	—	5,649,309
Equity compensation plans not approved by security holders	—	—	—
TOTAL	23,873,975	$4.65	24,688,405

(1)
In connection with our Direct Listing, our Board adopted, and our stockholders approved, the 2021 Plan. The initial number of shares of Class A common stock authorized and available for issuance in connection with the grant of future awards was 18,643,596 shares, plus any shares available for issuance under the 2014 Plan as of the effective date of the 2021 Plan. The number of shares remaining for issuance under the 2021 Plan includes awards granted and outstanding under the 2014 Plan that are forfeited or lapse unexercised after the effective date of the 2021 Plan. In addition, the 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of

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(A) 5% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 88,000,000 shares of stock may be issued upon the exercise of incentive stock options.
(2)
Holders of such shares of Class A common stock have a one-time right to exchange such shares of Class A common stock for an equal number of shares of Class B common stock until such time as the Class A common stock is transferred. There are no pre-defined time period or other restrictions related to the holder’s right to exchange such shares of Class A common stock. Holders may only elect to exchange all, and not a portion, of such shares of Class A common stock. Such right will transfer to a permitted transferee. Following the adoption of the 2021 Plan, any awards outstanding under the 2014 Plan continue to be governed by their existing terms but no further awards may be granted under the 2014 Plan.

(3)
The maximum number of shares of our Class A common stock which are authorized for sale under the ESPP is equal to the sum of (a) 2,663,371 shares of Class A common stock and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) 2% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 16,500,000 shares of our common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares. As of December 31, 2025, 1,746,799 shares had been issued under the ESPP.

(4)
Consists of 737,698 shares of Class A common stock issuable upon exercise of outstanding options, and 14,048,207 shares of Class A common stock issuable upon vesting and settlement of outstanding RSUs.

(5)	Consists of 9,087,931 shares of Class A common stock issuable upon exercise of outstanding options, and 139 shares of Class A common stock issuable upon vesting and settlement of outstanding RSUs.
(6)	The weighted average exercise price shown is for stock options; other outstanding awards have no exercise price.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock and (ii) each of our directors, each of our named executive officers and all current directors and executive officers as a group as of April 15, 2026, unless otherwise indicated.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. We have based percentage ownership of our common stock on 103,777,440 shares of our Class A common stock and 28,802,160 shares of our Class B common stock outstanding as of April 15, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 15, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 15, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the business address of each such beneficial owner is c/o Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

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	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Shares	%	Shares	%	Percentage of Total Voting Power†
Named Executive Officers and Directors‡:
Spenser Skates(1)	1,872,060	1.8	5,909,303	20.5	12.6
Thomas Hansen(2)	1,634,739	1.6	—	—	*
Andrew Casey(3)	540,470	*	—	—	*
Curtis Liu(4)	929,035	*	7,382,208	25.6	15.2
Ron Gill(5)	93,572	*	310,000	1.1	*
Pat Grady(6)	2,859,900	2.8	7,574,409	26.3	16.4
Erica Schultz(7)	166,084	*	—	—	*
Tien Tzuo(8)	70,439	*	—	—	*
James Whitehurst(9)	162,344	*	—	—	*
Catherine Wong(10)	94,058	*	—	—	*
All current directors and executive officers as a group (10 persons)(11)	7,447,622	7.0	21,175,920	73.5	45.2
Other Greater Than 5% Stockholders:

Entities affiliated with Sequoia Capital(12)	2,798,951	2.7	7,424,391	25.8	16.1
Entities affiliated with Jasmine Ventures(13)	—	—	4,977,818	17.3	10.0
Entities affiliated with Wellington Management Group LLP(14)	11,154,556	10.7	—	—	4.5
AllianceBernstein L.P.(15)	6,025,390	5.8	—	—	2.4

* Represents beneficial ownership of less than 1%.
+ The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
‡ In connection with our Direct Listing, our Board amended all awards outstanding under our 2014 Plan to settle into Class A common stock (the “Equity Award Amendment”). Holders of Class A common stock received as a result of the Equity Award Amendment have the one-time right to exchange such shares of Class A common stock for an equal number of shares of Class B common stock until such time as the Class A common stock is transferred. The number of shares beneficially owned by our directors and executive officers as set forth herein does not give effect to any potential future conversion of Class A common stock issued pursuant to the 2014 Plan into shares of Class B common stock.
† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share and shares of our Class B common stock entitle the holder to five votes per share.
(1)
Consists of (i) 5,342,146 shares of Class B common stock held directly by Mr. Skates, (ii) 567,157 shares of Class B common stock held by Mr. Skates’s spouse, and (iii) 1,872,060 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2026.

(2)
Consists of (i) 885,825 shares of Class A common stock, (ii) 180,419 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026, and (iii) 568,495 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2026.

(3)	Consists of (i) 397,365 shares of Class A common stock and (ii) 143,105 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026.

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(4)
Consists of (i) 98,433 shares of Class A common stock, (ii) 79,228 shares of Class A common stock held in a trust over which Mr. Liu exercises voting and investment discretion, (iii) 7,382,208 shares of Class B common stock held in a trust over which Mr. Liu exercises voting and investment discretion, (iv) 105,892 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026, (v) 633,283 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2026, held in a trust over which Mr. Liu exercise voting and investment discretion, and (vi) 12,199 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2026.

(5)
Consists of (i) 59,772 shares of Class A common stock, (ii) 310,000 shares of Class B common stock, (iii) 18,894 shares of Class A common stock underlying vested RSUs for which settlement has been deferred pursuant to the terms of our Non-Employee Director Compensation Program, and (iv) 14,906 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026.

(6)
Consists of (i) 46,043 shares of Class A common stock, (ii) 150,018 shares of Class B common stock, (iii) 14,906 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026, and (iv) shares listed in footnote 12 below held of record by entities affiliated with Sequoia Capital. Mr. Grady, one of our directors, is a partner of Sequoia Capital and, therefore, may be deemed to exercise voting and investment discretion with respect to the shares listed in footnote 12 below. Mr. Grady disclaims beneficial ownership of all such shares.

(7)
Consists of (i) 100,000 shares of Class A common stock, (ii) 1,678 shares of Class A common stock underlying vested RSUs for which settlement has been deferred pursuant to the terms of our Non-Employee Director Compensation Program, (iii) 14,906 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026, and (iv) 49,500 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2026.

(8)
Consists of (i) 50,812 shares of Class A common stock and (ii) 19,627 shares of Class A common stock underlying vested RSUs for which settlement has been deferred pursuant to the terms of our Non-Employee Director Compensation Program.

(9)
Consists of (i) 143,894 shares of Class A common stock, (ii) 3,544 shares of Class A common stock underlying vested RSUs for which settlement has been deferred pursuant to the terms of our Non-Employee Director Compensation Program, and (iii) 14,906 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026.

(10)	Consists of (i) 79,152 shares of Class A common stock and (ii) 14,906 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026.
(11)
Consists of (i) 4,283,305 shares of Class A common stock, (ii) 21,175,920 shares of Class B common stock, (iii) 43,743 shares of Class A common stock underlying vested RSUs for which settlement has been deferred pursuant to the terms of our Non-Employee Director Compensation Program, (iv) 553,532 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 15, 2026, and (v) 2,567,042 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2026.

(12)
Based solely on a Schedule 13D/A filed with the SEC on February 25, 2025 with respect to shares of our common stock held as of February 20, 2025. Consists of (i) 2,554,932 shares of Class B common stock held directly by SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P. (“SC GGF III”), (ii) 4,869,459 shares of Class B common stock held directly by SEQUOIA CAPITAL U.S. GROWTH FUND VIII, LP (“GF VIII”), (iii) 235,201 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. VENTURE 2010 – SEED FUND, L.P. (“USV 2010 – SEED”), (iv) 2,225,077 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH FUND IX, L.P. (“GF IX”), (v) 95,885 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH PARTNERS FUND IX, L.P. (“GF STP IX”), and (vi) 242,788 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH IX PRINCIPALS FUND, L.P. (“GF IX PF”). SC US (TTGP), Ltd. is (i) the general partner of SCGGF III – Endurance Partners Management, L.P., which is the general partner of SC GGF III, (ii) the general partner of SC U.S. GROWTH VIII MANAGEMENT, L.P., which is the general partner of GF VIII, (iii) the general partner of SC U.S. VENTURE 2010 MANAGEMENT, L.P, which is the general partner of USV 2010 – SEED and (iv) the general partner of SC U.S. GROWTH IX MANAGEMENT, L.P., which is the general partner of each of GF IX, GF STP IX and GF IX PF (collectively, the “GF IX Funds”). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by GGF III, GF VIII, USV 2010 – SEED and the GF IX Funds. The business address of the above entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(13)
Based solely on a Schedule 13G/A filed with the SEC on August 11, 2025 with respect to shares of our common stock held as of June 30, 2025. Consists of 4,977,818 shares of Class B common stock held of record by Jasmine Ventures Pte. Ltd. Jasmine Ventures Pte. Ltd. shares the power to vote and dispose of these shares with GIC Special Investments Pte. Ltd. and GIC Private Limited, both of which are private limited companies incorporated in Singapore. GIC Special Investments Pte. Ltd. is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. GIC Private Limited is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address of the principal business office for each of the above entities is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(14)
Based solely on a Schedule 13G filed with the SEC on April 7, 2026 with respect to shares of our common stock held as of March 31, 2026. Consists of shares of Class A common stock owned of record by clients of one or more investment advisers (the “Wellington Investment Advisors”) directly or indirectly owned by Wellington Management Group LLP. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisors. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to

2026 Proxy Statement	65

6,578,413 shares of Class A common stock and shared dispositive power with respect to 11,154,556 shares of Class A common stock. Wellington Management Company LLP has shared voting power with respect to 6,459,651 shares of Class A common stock and shared dispositive power with respect to 9,183,551 shares of Class A common stock. The business address of each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(15)
Based solely on a Schedule 13G filed with the SEC on November 14, 2025 with respect to shares of our common stock held as of September 30, 2025. Consists of shares of Class A common stock acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein L.P. has sole voting power with respect to 5,831,968 shares of Class A common stock, sole dispositive power with respect to 5,941,240 shares of Class A common stock and shared dispositive power with respect to 84,150 shares of Class A common stock. The business address of AllianceBernstein L.P. is 501 Commerce Street, Nashville, Tennessee 37203.

2026 Proxy Statement	66

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for companies having common stock that is listed on Nasdaq. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, that meets the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act, in which we were or are to be a participant and in which a “related person,” as defined in Item 404, had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
Related Person Transactions
The following is a description of each transaction or agreement since January 1, 2025 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2025 Annual Report.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with certain holders of 5% or more of our capital stock and entities affiliated with certain of our directors, as well as certain of our directors and executive officers. The agreement grants rights to certain holders, including certain registration rights with respect to the registrable securities held by them, subject to certain exceptions. The investors’ rights agreement also provided for a right of first refusal in favor of certain holders of redeemable convertible preferred stock with regard to certain issuances of our capital stock. The right of first refusal terminated in connection with our Direct Listing.
Director and Executive Officer Compensation
See “Executive and Director Compensation” for information regarding compensation of directors and executive officers.

2026 Proxy Statement	67

Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive and Director Compensation.”
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

2026 Proxy Statement	68

OTHER MATTERS
Stockholder Proposals and Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 201 3rd Street, Suite 200, San Francisco, California 94103 in writing not later than December 25, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 9, 2027 and no later than March 11, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is held before May 10, 2027, or after August 8, 2027, then our Secretary must receive such written notice not later than the 90th day prior to the 2027 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than ten percent of any class of our equity securities (“10% stockholders”), file reports of ownership and changes of ownership with the SEC. Such executive officers, directors, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of copies of reports furnished to us, and on written representations from reporting persons, we believe that during our fiscal year ended December 31, 2025, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of a Form 4 filed on behalf of our director, Erica Schultz, on July 17, 2025 to report the exercise of options in connection with the sale of shares of our Class A common stock pursuant to a 10b5-1 trading plan on June 11, 2025.

2026 Proxy Statement	69

Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, phone, and email by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the Beneficial Holders of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
Annual Report on Form 10-K
A copy of Amplitude’s 2025 Annual Report, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 15, 2026, without charge upon written request addressed to:
Amplitude, Inc.
Attention: Secretary
201 3rd Street, Suite 200
San Francisco, California 94103
Exhibits to the 2025 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. You also may access this proxy statement and our 2025 Annual Report on the SEC’s website at www.sec.gov and on our website at investors.amplitude.com/financial-information/sec-filings.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE PHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE PAPER PROXY MATERIALS, THEN YOU MAY ALSO VOTE BY MAILING A COMPLETE, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Spenser Skates
Chairperson of the Board, President & Chief Executive Officer
San Francisco, California
April 24, 2026

2026 Proxy Statement	70

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMPL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89858-P48871 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPLITUDE, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. The election of three Class II directors to hold office until the 2029 Annual Meeting of Stockholders, and until each such director's respective successor is elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Pat Grady
02) Curtis Liu
03) Catherine Wong

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: The proxies may vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V89859-P48871

AMPLITUDE, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2026, 9:00 a.m. Pacific Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Spenser Skates and Andrew Casey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Amplitude, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 9, 2026, via live webcast at www.virtualshareholdermeeting.com/AMPL2026, and any continuation, postponement, or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side